UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2013
Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On April 25, 2013, our Board of Directors approved the amendment and restatement of our company’s bylaws effective as of the same date.

          The amended and restated bylaws add a 90-day advance notice requirement for shareholder proposals and shareholder nominations of director candidates to ensure our company and its shareholders receive sufficient notice of such proposals. Both advance notice provisions require information regarding the proponent’s economic interest in our company, including interest in derivative securities and, in the case of director nominations, information concerning director candidates to whom the notice relates. These advance notice bylaw provisions are effective for our company’s 2014 annual meeting of shareholders.

          Under the amended and restated bylaws, the business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting. The amended and restated bylaws also provide that notice to a shareholder is effectively given if the notice is addressed to the shareholder or group of shareholder in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended.

          The foregoing description of the provisions adopted and changed by amendment is qualified by the text of the amended and restated bylaws, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws of Dakota Plains Holdings, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013	DAKOTA PLAINS HOLDINGS, INC.

/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
3.1	Amended and Restated Bylaws of Dakota Plains Holdings, Inc.	Filed Electronically